                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), relating to the consolidated financial statements and financial statement schedules of Allstate Life Insurance Company, appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2004.

               FORM S-3 REGISTRATION NOS.              FORM N-4 REGISTRATION NOS.
               --------------------------              --------------------------
                       333-100068                              333-102934
                       333-102319                              333-114560
                       333-102325                              333-114561
                       333-104789                              333-114562
                       333-105331
                       333-112233
                       333-112249
                       333-117685
                       333-119296
                       333-119706
                       333-121739
                       333-121741
                       333-121742
                       333-121745
                       333-121811
                       333-121812

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 15, 2005